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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of Level 3 Communications Inc. for the registration of $605,217,000 11.875% Senior Notes due 2019, and to the incorporation by reference therein of our report dated February 23, 2011, with respect to the consolidated financial statements and schedule of Global Crossing Limited included in Level 3 Communications, Inc. current report (Form 8-K) dated May 20, 2011, as amended on September 1, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey
August 30, 2011

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm